Exhibit 10.2

UBS Bank USA

Variable Credit Line Account Number: (if applicable)

	5V	DG

Fixed Credit Line Account Number: (if applicable)

Credit Line Agreement	5F

SS# / TIN
Internal Use Only

Borrower Agreement

BY SIGNING BELOW, THE BORROWER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT:

ATHE BORROWER HAS RECEIVED AND READ A COPY OF THIS BORROWER AGREEMENT, THE ATTACHED CREDIT LINE ACCOUNT APPLICATION AND AGREEMENT (INCLUDING THE CREDIT LINE AGREEMENT FOLLOWING THIS BORROWER AGREEMENT) AND THE LOAN DISCLOSURE STATEMENT EXPLAINING THE RISK FACTORS THAT THE BORROWER SHOULD CONSIDER BEFORE OBTAINING A LOAN SECURED BY THE BORROWER'S SECURITIES ACCOUNT. THE BORROWER AGREES TO BE BOUND BY THE TERMS AND CONDITIONS CONTAINED IN THIS BORROWER AGREEMENT AND ALSO AGREES TO BE BOUND BY THE TERMS AND CONDITIONS CONTAINED IN THE CREDIT LINE ACCOUNT APPLICATION AND AGREEMENT (INCLUDING THE CREDIT LINE AGREEMENT FOLLOWING THIS BORROWER AGREEMENT) (WHICH TERMS AND CONDITIONS ARE INCORPORATED HEREIN BY REFERENCE) AND ANY AND ALL OTHER DOCUMENTS AND AGREEMENTS ENTERED INTO BY THE BORROWER IN CONNECTION WITH THIS BORROWER AGREEMENT OR THE CREDIT LINE AGREEMENT. CAPITALIZED TERMS USED IN THIS BORROWER AGREEMENT HAVE THE MEANINGS SET FORTH IN THE CREDIT LINE AGREEMENT.

BTHE BORROWER UNDERSTANDS AND AGREES THAT UBS BANK USA MAY DEMAND FULL OR PARTIAL PAYMENT OF THE CREDIT LINE OBLIGATIONS, AT ITS SOLE OPTION AND WITHOUT CAUSE, AT ANY TIME, AND THAT NEITHER FIXED RATE ADVANCES NOR VARIABLE RATE ADVANCES ARE EXTENDED FOR ANY SPECIFIC TERM OR DURATION, NOTWITHSTANDING THE DURATION OF ANY INTEREST PERIOD SELECTED. THE BORROWER UNDERSTANDS AND AGREES THAT ALL ADVANCES ARE SUBJECT TO COLLATERAL MAINTENANCE REQUIREMENTS. THE BORROWER UNDERSTANDS THAT UBS BANK USA MAY, AT ANY TIME, IN ITS SOLE AND ABSOLUTE DISCRETION, TERMINATE AND CANCEL THE CREDIT LINE WHETHER OR NOT AN EVENT HAS OCCURRED.

CUNLESS DISCLOSED IN WRITING TO UBS BANK USA AT THE TIME OF THIS AGREEMENT AND APPROVED IN WRITING BY UBS BANK USA, THE BORROWER AGREES NOT TO USE THE PROCEEDS OF ANY ADVANCE EITHER TO PURCHASE, CARRY OR TRADE IN SECURITIES OR TO REPAY ANY DEBT (I) USED TO PURCHASE, CARRY OR TRADE IN SECURITIES OR (II) TO ANY AFFILIATE OF UBS BANK USA. THE BORROWER WILL BE DEEMED TO REPEAT THIS AGREEMENT EACH TIME THE BORROWER REQUESTS AN ADVANCE.

DTHE BORROWER UNDERSTANDS THAT BORROWING USING SECURITIES AS COLLATERAL ENTAILS RISKS. SHOULD THE VALUE OF THE SECURITIES IN THE COLLATERAL ACCOUNT DECLINE BELOW THE REQUIRED COLLATERAL MAINTENANCE REQUIREMENTS, UBS BANK USA MAY REQUIRE THAT THE BORROWER POST ADDITIONAL COLLATERAL REPAY PART OR ALL OF THE BORROWER'S LOAN AND/OR SELL THE BORROWER'S SECURITIES. ANY REQUIRED LIQUIDATIONS MAY INTERRUPT THE BORROWER'S LONG-TERM INVESTMENT STRATEGIES AND MAY RESULT IN ADVERSE TAX CONSEQUENCES (OR OTHER MONETARY LIABILITY IF THE BORROWER IS AN AFFILIATE OF THE ISSUER OF ANY SUCH SECURITIES).

ENeither UBS Bank USA nor UBS Financial Services Inc., nor any employee or agent of either, provides legal, reporting or tax advice regarding any jurisdiction, and nothing herein shall be construed as providing any such legal, reporting or tax advice. The Borrower acknowledges that the Borrower has sought and obtained legal, reporting and tax advice from its own legal and tax advisors, to the extent that the Borrower deems necessary or appropriate.

FUpon execution of this Credit Line Account Application and Agreement, the Borrower declares that all of the information requested in the Application and supplied by the Borrower is true and accurate and further agrees to promptly notify UBS Bank USA in writing of any material changes to any or all of the information contained in the Application including information relating to the Borrower's financial situation.

GSubject to any applicable financial privacy laws and regulations, data regarding the Borrower and the Borrower's securities accounts may be shared with UBS Bank USA affiliates. Subject to any applicable financial privacy laws and regulations, the Borrower requests that UBS Bank USA share such personal financial data with non-affiliates of UBS Bank USA as is necessary or advisable to effect, administer or enforce, or to service, process or maintain, all transactions and accounts contemplated by this Agreement.

HThe Borrower authorizes UBS Bank USA and UBS Financial Services Inc. to obtain a credit report or other credit references concerning the Borrower (including making verbal or written inquiries concerning credit history) or to otherwise verify or update credit information given to UBS Bank USA at anytime. The Borrower authorizes the release ofthis credit report or other credit information to UBS Bank USA affiliates as UBS Bank USA deems necessary or advisable in order to effect, administer or enforce, or to service, process or maintain, all transactions and accounts contemplated by this Agreement, and for the purpose of offering additional products, from time to time, to the Borrower. The Borrower authorizes UBS Bank USA to exchange Borrower information with any party UBS Bank USA reasonably believes is conducting a legitimate credit inquiry in accordance with the Fair Credit Reporting Act. UBS Bank USA may also share credit or other transactional experience with the Borrower's designated UBS Financial Services Inc. Financial Advisor or other parties designated by the Borrower.

IUBS Bank USA is subject to examination by various federal, state and self-regulatory organizations and the books and records maintained by UBS Bank USA are subject to inspection and subpoena by these regulators and by federal, state, and local law enforcement officials. The Borrower also acknowledges that such regulators and officials may, pursuant to treaty or other arrangements, in turn disclose such information to the officials or regulators of other countries, and that U.S. courts may be required to compel UBS Bank USA to disclose such information to the officials or regulators of other countries. The Borrower agrees that UBS Bank USA may disclose to such regulators and officials information about the Borrower and transactions in the credit line account or other accounts at UBS Bank USA without notice to the Borrower. In addition, UBS Bank USA may in the context of a private dispute be required by subpoena or other judicial process to disclose information or produce documentation related to the Borrower, the credit line account or other accounts at UBS Bank USA. The Borrower acknowledges and agrees that UBS Bank USA reserves the right, in its sole discretion, to respond to subpoenas and judicial process as it deems appropriate.

JTo help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When the Borrower opens an account with UBS Bank USA, UBS Bank USA will ask for the Borrower's name, address, and other information that will allow UBS Bank USA to identify the Borrower. UBS Bank USA may also ask to see other identifying documents. UBS Financial Services Inc. and UBS Bank USA are firmly committed to compliance with all applicable laws, rules and regulations, including those related to combating money laundering. The Borrower understands and agrees that the Borrower must take all necessary steps to comply with the anti-money laundering laws, rules and regulations of the Borrower's country of origin and country of residence, in view of the nature of the Borrower's transactions under the Credit Line Account Application and Agreement.

KUBS Bank USA and its affiliates will act as creditors and, accordingly, their interests may be inconsistent with, and potentially adverse to, the Borrower's interests. As a bank and consistent with normal lending practice, UBS Bank USA may take any steps necessary to perfect its interest in the Credit Line, issue a call for additional collateral or force the sale of the Borrower's assets. Neither UBS Bank USA nor UBS Financial Services Inc. will act as Borrower's investment advisor with respect to any such liquidation. In fact UBS Bank USA will act as a creditor and UBS Financial Services Inc. will act as a securities intermediary and will act on instructions from UBS Bank USA, which instructions may be inconsistent with, and potentially adverse to, the Borrower's interests.

LThe Borrower understands that, if the Collateral Account is a managed account with UBS Financial Services Inc., (i) in addition to any fees payable to UBS Financial Services Inc. in connection with the Borrower's managed account, interest will be payable to the Bank on any amount advanced to the Borrower in connection with the Credit Line Account, and (ii) the performance of the managed account might not exceed the managed account fees and the interest expense payable to the Bank, in which case the Borrower's overall rate of return will be less than the costs associated with the managed account.

MUBS Bank USA may provide copies of any credit line account statements to UBS Financial Services Inc. and to any Guarantor. The Borrower acknowledges and agrees that UBS Bank USA may share any and all information regarding the Borrower and the Borrower's accounts at UBS Bank USA with UBS Financial Services Inc. UBS Financial Services Inc. may provide copies of all statements and confirmations concerning each Collateral Account to UBS Bank USA at such times and in such manner as UBS Bank USA may request and may share with UBS Bank USA any and all information regarding the Borrower and the Borrower's accounts with UBS Financial Services Inc.

NPREPAYMENT OF FIXED RATE ADVANCES WILL BE SUBJECT TO AN ADMINISTRATIVE FEE AND MAY RESULT IN A PREPAYMENT FEE.

IN WITNESS WHEREOF, the undersigned (Borrower) has signed this Agreement, or has caused this Agreement to be signed in its name by its duly authorized representatives, as of the date indicated below.

			DATE:	9/23/15

Name of Borrower: Natera, Inc.

By:	/s/ Daniel Rabinowitz	Title:	Secretary and General Counse
	(Signature of Authorized Signatory of Borrower)* Daniel Rabinowitz		(Title of Authorized Signatory of Borrower)
By:	/s/ Herm Rosenman	Title:	Chief Financial Officer/CFO
	(Signature of Authorized Signatory of Borrower)* Herm Rosenman		(Title of Authorized Signatory of Borrower)

The authorized signatory of the Borrower must be one of the Authorized Persons designated on the applicable UBS Bank USA supplemental form excecuted by the Borrower (e.g., the Supplemental Corporate Resolution Form (HP Form)).

UBS Bank USA

Variable Credit Line Account Number: (if applicable)

	5V	DG

Fixed Credit Line Account Number: (if applicable)

Credit Line Agreement	5F

SS# / TIN
Internal Use Only

Credit Line Agreement - Demand Facility

THIS CREDIT LINE AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this "Agreement") is made by and between the party or parties signing as the Borrower on the Application to which this Agreement is attached (together and individually, the "Borrower") and UBS Bank USA (the "Bank") and, together with the Application, establishes the terms and conditions that will govern the uncommitted demand loan facility made available to the Borrower by the Bank. This Agreement becomes effective upon the earlier of (i) the date of notice from the Bank (which notice may be oral or written) to the Borrower that the Credit Line has been approved, and (ii) the date of the Bank making an initial Advance to the Borrower.

1)Definitions

-"Advance" means any Fixed Rate Advance or Variable Rate Advance made by the Bank pursuant to this Agreement.

-"Advance Advice" means a written or electronic notice by the Bank, sent to the Borrower, the Borrower's financial advisor at UBS Financial Services Inc. or any other party designated by the Borrower to receive the notice, confirming that a requested Advance will be a Fixed Rate Advance and specifying the amount, fixed rate of interest and Interest Period for the Fixed Rate Advance.

-"Application" means the Credit Line Account Application and Agreement the Borrower has completed and submitted to the Bank and into which this Agreement is incorporated by reference.

-"Approved Amount" means the maximum aggregate principal amount of Advances that is permitted to be outstanding under the Credit Line at any time, as specified in writing by the Bank.

-"Breakage Costs" and "Breakage Fee" have the meanings specified in Section 6(b).

-"Business Day" means a day on which both of the Bank and UBS Financial Services Inc. are open for business. For notices and determinations of LIBOR, Business Day must also be a day for trading by and between banks in U.S. dollar deposits in the London interbank market.

-"Collateral" has the meaning specified in Section 8(a).

-"Collateral Account" means, individually and collectively, each account of the Borrower or Pledgor at UBS Financial Services Inc., as applicable, that is either identified as a Collateral Account on the Application to which this Agreement is attached or subsequently identified as a Collateral Account by the Borrower or Pledgor, either directly or indirectly through the Borrower's or Pledgor's UBS Financial Services Inc. financial advisor, together with all successors to those identified accounts, irrespective of whether any successor account bears a different name or account number.

-"Credit Line" has the meaning specified in Section 2(a).

-"Credit Line Account" means each Fixed Rate Account and each Variable Rate Account of the Borrower that is established by the Bank in connection with this Agreement and either identified on the Application or subsequently identified as a Credit Line Account by the Bank by notice to the Borrower, together with all successors to those identified accounts, irrespective of whether any successor account bears a different name or account number.

-"Credit Line Obligations" means, at any time of determination, the aggregate of the outstanding principal amounts of all Advances, together with all accrued but unpaid interest on the outstanding principal amounts, any and all fees or other charges payable in connection with the Advances and any costs of collection (including reasonable attorneys' fees) and other amounts payable by the Borrower under this Agreement, and any and all other present or future obligations of the Borrower and the other respective Loan Parties under this Agreement and the related agreements, whether absolute or contingent, whether or not due or mature, and any interest accruing at the rate provided in this Agreement on or after the commencement of any bankruptcy or insolvency proceedings, whether or not allowed or allowable in such proceedings.

-"Event" means any of the events listed in Section 10.

-"Fixed Rate Advance" means any advance made under the Credit Line that accrues interest at a fixed rate.

-"Guarantor" means any party who guaranties the payment and performance of the Credit Line Obligations.

-"Guaranty Agreement" means an agreement pursuant to which a Guarantor agrees to guaranty payment of the Credit Line Obligations.

-"Interest Period" means, for a Fixed Rate Advance, the number of days, weeks or months requested by the Borrower and confirmed in the Advance Advice relating to the Fixed Rate Advance, commencing on the date of (i) the extension of the Fixed Rate Advance or (ii) any renewal of the Fixed Rate Advance and, in each case, ending on the last day of the period. If the last day is not a Business Day, then the Interest Period will end on the immediately succeeding Business Day. If the last Business Day would fall in the next calendar month, the Interest Period will end on the immediately preceding Business Day. Each monthly or longer Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) will end on the last Business Day of the appropriate calendar month.

-"Joint Borrower" has the meaning specified in Section 7(a).

-"LIBOR" means, as of any date of determination:(i) for Variable Rate Advances, the prevailing London Interbank Offered Rate for deposits in U.S. dollars having a maturity of 30 days as published in The Wall Street Journal "Money Rates" Table on the date of the Advance; and (ii) for Fixed Rate Advances of one (1) year or less, the prevailing London Interbank Offered Rate for deposits in U.S. dollars having a maturity corresponding to the length of the Interest Period applicable to the Fixed Rate Advance as quoted by the Bloomberg service at 4:00 a.m. Eastern Standard Time on the date of the Advance. If the rate ceases to be regularly published by The Wall Street Journal or stated by the Bloomberg Service, as applicable, LIBOR will be determined by the Bank in its sole and absolute discretion. For any day that is not a Business Day, LIBOR will be the applicable LIBOR in effect immediately prior to that day.

-"Loan Party" means each Borrower, Guarantor and Pledgor, each in their respective capacities under this Agreement or any related agreement.

-"Person" means any natural person, company, corporation, firm, partnership, joint venture, limited liability company or limited liability partnership, association, organization or any other legal entity.

-"Pledgor" means each Person who pledges to the Bank any Collateral to secure the Credit Line Obligations (or to secure the obligations of any Guarantor with respect to the guaranty of the Credit Line Obligations). Pledgors will include (i) each Borrower who pledges Collateral to secure the Credit Line Obligations, (ii) each Guarantor who has pledged collateral to secure the Credit Line Obligations or its obligations under a Guaranty Agreement, (iii) any spouse of a Borrower who executes a spouse's pledge and consent agreement with respect to a jointly held Collateral Account, (iv) any other joint account holder who executes a joint account holder pledge and consent agreement with respect to a jointly held Collateral Account, and (v) any other Person who executes a pledge agreement with respect to the Credit Line.

-"Premier Credit Line" means any Credit Line with an Approved Amount equal to or greater than $55,000.

-"Securities Intermediary" has the meaning specified in Section 9.

-"UBS Bank USA Fixed Funding Rate" means, as of any date of determination for Fixed Rate Advances of greater than one (1) year, an internally computed rate established from time- to- time by the Bank, in its sole discretion, based upon, among other factors, the Bank's assessment of other lending rates charged in the financial markets.

-"UBS Financial Services Inc." means UBS Financial Services Inc. and its successors and assigns.

-"Variable Rate Advance" means any advance made under the Credit Line that accrues interest at a variable rate.

UBS Bank USA

Variable Credit Line Account Number: (if applicable)

	5V	DG

Fixed Credit Line Account Number: (if applicable)

Credit Line Agreement	5F

SS# / TIN
Internal Use Only

2)Establishment of Credit Line; Termination

a)Upon the effectiveness of this Agreement, the Bank establishes an UNCOMMITTED, DEMAND revolving line of credit (the "Credit Line") in an amount up to the Approved Amount. The Bank may, from time to time upon request of the Borrower, without obligation to the Bank and in its sole and absolute discretion, authorize and make one or more Advances to the Borrower. The Borrower acknowledges that the Bank has no obligation to make any Advance or Advances to the Borrower. The Bank may carry each Variable Rate Advance in a Variable Rate Account and may carry each Fixed Rate Advance in a Fixed Rate Account, but all Advances will constitute extensions of credit pursuant to a single Credit Line. The Approved Amount will be determined, and may be adjusted from time to time, by the Bank in its sole and absolute discretion.

b)THE BORROWER AND EACH OTHER LOAN PARTY UNDERSTAND AND AGREE THAT THE BANK MAY DEMAND FULL OR PARTIAL PAYMENT OF THE CREDIT LINE OBLIGATIONS, AT ITS SOLE AND ABSOLUTE DISCRETION AND WITHOUT CAUSE, AT ANY TIME, AND THAT NEITHER FIXED RATE ADVANCES NOR VARIABLE RATE ADVANCES ARE EXTENDED FOR ANY SPECIFIC TERM OR DURATION, NOTWITHSTANDING THE SELECTION OF AN INTEREST PERIOD OF ANY SPECIFIC DURATION.

c)UNLESS DISCLOSED IN WRITING TO THE BANK AT THE TIME OF THE APPLICATION, AND APPROVED BY THE BANK, THE BORROWER AGREES NOT TO USE THE PROCEEDS OF ANY ADVANCE EITHER TO PURCHASE, CARRY OR TRADE IN SECURITIES OR TO REPAY ANY DEBT (I) USED TO PURCHASE, CARRY OR TRADE IN SECURITIES OR (II) TO ANY AFFILIATE OF THE BANK. THE BORROWER WILL BE DEEMED TO REPEAT THE AGREEMENT IN THIS SECTION 2(C) EACH TIME IT REQUESTS AN ADVANCE.

d)Prior to the first Advance under the Credit Line, the Borrower must sign and deliver to the Bank a Federal Reserve Form U-1 and all other documentation the Bank may require. The Borrower acknowledges that neither the Bank nor any of its affiliates has advised the Borrower in any manner regarding the purposes for which the Credit Line will be used.

e)The Borrower consents and agrees that, in connection with establishing the Credit Line Account or approving any Advances to the Borrower, or for any other purpose associated with the Credit Line, the Bank may obtain a consumer or other credit report from a credit reporting agency relating to the Borrower's credit history. Upon request by the Borrower, the Bank will inform the Borrower: (i) whether or not a consumer or other credit report was requested; and (ii) if so, the name and address of the consumer or other credit reporting agency that furnished the report.

f)The Borrower understands that the Bank will, directly or indirectly, pay a portion of the interest that it receives to the Borrower's financial advisor at UBS Financial Services Inc. or one of its affiliates. To the extent permitted by applicable law, the Bank may also charge the Borrower fees for establishing and servicing the Credit Line Account.

g)Following each month in which there is activity in the Borrower's Credit Line Account in amounts greater than $1, the Borrower will receive an account statement showing the new balance, the amount of any new Advances, year to date interest charges, payments and other charges and credits that have been registered or posted to the Credit Line Account.

h)Each of the Loan Parties understands and agrees that the Bank may, at any time and in its sole and absolute discretion, terminate and cancel the Credit Line whether or not an Event has occurred. In the event the Bank terminates and cancels the Credit Line, the Credit Line Obligations shall be immediately due and payable in full. If the Credit Line Obligations are not paid in full, the Bank shall have the right, at its option, to exercise any or all of its remedies described in Section 10 of this Agreement.

3)Terms of Advances

a)Advances made under this Agreement will be available to the Borrower in the form, and pursuant to procedures, that are established from time to time by the Bank in its sole and absolute discretion. The Borrower and each other Loan Party shall promptly provide all documents and financial or other information (in connection with any Advance) which the Bank may request. Advances will be made by wire transfer of funds to an account as specified in writing by the Borrower or by any other method agreed upon by the Bank and the Borrower. The Borrower acknowledges and agrees that the Bank will not make any Advance to the Borrower unless the collateral maintenance requirements that are established by the Bank in its sole and absolute discretion have been satisfied.

b)Each Advance made under a Premier Credit Line will be a Variable Rate Advance unless designated as a Fixed Rate Advance in an Advance Advice sent by the Bank to the Borrower. The Bank will not designate any Advance as a Fixed Rate Advance unless it has been requested to do so by the Borrower (acting directly, or acting indirectly through the Borrower's UBS Financial Services Inc. financial advisor or other agent designated by the Borrower and acceptable to the Bank). Each Advance Advice will be conclusive and binding upon the Borrower, absent manifest error, unless the Borrower otherwise notifies the Bank in writing no later than the close of business, New York time, on the third Business Day after the Advance Advice is given by the Bank.

c)Unless otherwise agreed in writing by the Bank: (i) each Fixed Rate Advance must be in an amount of at least $55,000 or such other amount as the Bank may determine from time to time; and (ii) each Variable Rate Advance taken by wire transfer must be in an amount of at least $2,500. If the Borrower is a natural person, the initial Variable Rate Advance under the Credit Line must be in an amount equal to at least $55,000 or such other amount as the Bank may determine from time to time (the "Initial Advance Requirement"). If the initial Advance requested by the Borrower is made in the form of a check drawn on the Credit Line that does not satisfy the Initial Advance Requirement, then, in addition to and not in limitation of the Bank's rights, remedies, powers or privileges under this Agreement or applicable law, the Bank may, in its sole and absolute discretion:

(i)pay the check drawn by the Borrower if, prior to paying that check, the Bank makes another Advance to the Borrower, which Advance shall be in an amount not less than the Initial Advance Requirement; or

(ii)pay the check drawn by the Borrower; or

(iii)decline to pay (bounce) the check drawn by the Borrower.

If the Bank elects option (ii), no interest shall accrue on the amount of the Advance made by paying the check, and the amount of that Advance shall be due and payable to the Bank immediately (with or without demand by the Bank).

4)Interest

a)Each Fixed Rate Advance will bear interest at such fixed rate and for such Interest Period as are specified in the related Advance Advice. The rate of interest payable on each Fixed Rate Advance will be determined by adding a percentage rate spread to (i) LIBOR, if the Fixed Rate Advance is for a period of one (1) year or less, or (ii) the UBS Bank USA Fixed Funding Rate, if the Fixed Rate Advance is for a period greater than one (1) year, as of the date that the fixed rate is determined.

b)Each Variable Rate Advance under a Premier Credit Line will bear interest at a variable rate equal to LIBOR, adjusted daily, plus the percentage rate spread (unless otherwise specified by the Bank in writing) that is shown on Schedule I below for the Approved Amount of the Credit Line. For Premier Credit Lines, the rate of interest payable on Variable Rate Advances is subject to change without notice in accordance with fluctuations in LIBOR and in the Approved Amount. On each day that LIBOR changes or the Approved Amount crosses one of the thresholds that is indicated on Schedule I (or that is otherwise specified by the Bank in writing), the interest rate on all Variable Rate Advances will change accordingly.

c)If any change in applicable law, rule, regulation or order, or in the interpretation thereof by any government authority, including the enactment of any law, rule, regulation or order (whether or not having the force of law):

(i)subjects the Bank to any tax or charge of any kind whatsoever with respect to any Advance, or

(ii)changes the basis of taxation of payments to the Bank in respect of any Advance (except for changes in the rate of tax based solely on the overall net income of the Bank or UBS AG), or

(iii)imposes, modifies or deems applicable any reserve or similar requirement against assets held by or deposits in or for the account of, or loans made or letters of credit issued by, the Bank, or

(iv)imposes on the Bank, directly or indirectly, any other conditions affecting this Agreement or any Advance,

and the result of any of the foregoing is to increase the cost to the Bank of making, issuing, funding or maintaining any Advance, then the Borrower shall pay to the Bank, on demand, the additional amount necessary to compensate the Bank for such additional costs. Any written notice from the Bank as to the amount of compensation due under this paragraph (c) shall be conclusive absent manifest error.

UBS Bank USA

Variable Credit Line Account Number: (if applicable)

	5V	DG

Fixed Credit Line Account Number: (if applicable)

Credit Line Agreement	5F

SS# / TIN
Internal Use Only

d)If

(i)the adoption or effectiveness after the date hereof of any applicable, law, rule, regulation or order regarding capital adequacy, or any change therein, or

(ii)any change in the interpretation or administration thereof by governmental authority, central bank or comparable agency, or

(iii)compliance by the Bank with any request or directive regarding capital adequacy (whether or not having force of law) of any governmental authority, central bank, or comparable agency has or would have the effect of reducing the rate of return on the Bank's capital (in respect of this Agreement or any Advance) to a level below that which the Bank could have achieved but for such adoption, effectiveness, change or compliance, then the Borrower shall pay to the Bank, on demand, the additional amount necessary to compensate the Bank for such reduction. Any written notice from the Bank as to the amount of compensation due under this paragraph (d) shall be conclusive absent manifest error.

5)Payments

a)Each Fixed Rate Advance will be due and payable in full ON DEMAND or (if not earlier due as a result of an Event or a demand by the Bank) on the last day of the applicable Interest Period. On or before the last day of its Interest Period, any Fixed Rate Advance may be renewed by the Bank, in its sole and absolute discretion (and pursuant to such procedures as it may establish), as another Fixed Rate Advance. Any Fixed Rate Advance which is not due as a result of an Event and as to which the Bank has not made a demand for payment and which is not paid in full or renewed as another Fixed Rate Advance on or before the last day of its Interest Period, will be automatically renewed on that date as a U.S. dollar denominated Variable Rate Advance in an amount (based, in the case of any non-U.S. dollar denominated Fixed Rate Advance, upon the applicable spot currency exchange rate as of that date, as determined by the Bank) equal to the unpaid principal balance of the Fixed Rate Advance plus any accrued but unpaid interest on the Fixed Rate Advance, which Variable Rate Advance will then accrue additional interest at such variable rate as is provided in this Agreement.

b)Each Variable Rate Advance will be due and payable ON DEMAND.

c)The Borrower promises to pay the outstanding principal amount of each Advance, together with all accrued but unpaid interest on such Advance and any and all fees or other charges payable in connection with such Advance, on the date the principal amount becomes due (whether by reason of demand or the occurrence of a stated maturity date, by reason of acceleration, or otherwise). The Borrower further promises to pay interest in respect of the unpaid principal balance of each Advance from the date the Advance is made until it is paid in full. All interest will be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on each Advance will be payable in arrears as follows:

(i)for Fixed Rate Advances - on the last day of the Interest Period (or if the Interest Period is longer than three months, on the last day of each three -month period following the date of the Advance), and on each date that all or any portion of the principal amount of the Fixed Rate Advance becomes due or is paid; and

(ii)for Variable Rate Advances - on the twenty-second day of each month other than December, and on the thirty-first day of December, and on each date that all or any portion of the principal amount of the Variable Rate Advance becomes due or is paid.

To the extent permitted by law, and without limiting any of the Bank's other rights and remedies under this Agreement, interest charges on any Advance that are not paid when due will be treated as principal and will accrue interest at a variable rate from the date the payment of interest was due until it is paid in full.

d)All payments of principal, interest or other amounts payable under this Agreement in connection with any Advance will be made in immediately available funds and in the same currency in which such Advance was made, which, unless otherwise agreed in writing by the Bank, will be U.S. dollars. All payments will be made by wire transfer of funds to an account specified by the Bank or by another method agreed upon by the Bank and the Borrower. Upon receipt of any payment, the Bank will credit the same to the Credit Line Account, and not until such time shall the obligation of the Borrower (or of any other Loan Party) to make such payment be discharged. The Bank shall apply the proceeds of any payment in the following order; first to any Breakage Costs, Breakage Fee, other fees, costs of collection and expenses, second to the outstanding principal amount of the related Advance, and third to accrued interest thereon.

e)All payments must be made to the Bank free and clear of any and all present and future taxes (including withholding taxes), levies, imposts, duties, deductions, fees, liabilities and similar charges other than those imposed on the overall net income of the Bank. If so requested by the Bank, the Borrower will deliver to the Bank the original or a certified copy of each receipt evidencing payment of any taxes or, if no taxes are payable in respect of any payment under this Agreement, a certificate from each appropriate taxing authority, or an opinion of counsel in form and substance, and from counsel, acceptable to the Bank in its sole and absolute discretion, in either case stating that the payment is exempt from or not subject to taxes. If any taxes or other charges are required to be withheld or deducted from any amount payable by the Borrower under this Agreement, the amount payable will be increased to the amount which, after deduction from the increased amount of all taxes and other charges required to be withheld or deducted from the increased amount payable, will yield to the Bank the amount otherwise stated to be payable under this Agreement. If any of such taxes or charges are paid by the Bank, the Borrower will reimburse the Bank on demand for the payments, together with all interest and penalties that may be imposed by any governmental agency. None of the Bank, UBS Financial Services Inc. nor their respective employees or agents has provided or will provide legal advice to the Borrower or any other Loan Party regarding compliance with (or the implications of the Credit Line and the related guaranties and pledges under) the laws (including tax laws) of the jurisdiction of the Borrower or any other Loan Party or any other jurisdiction. The Borrower and each Loan Party are and shall be solely responsible for, and the Bank shall have no responsibility for, the compliance by the Loan Parties with any and all reporting and other requirements arising at any time or times under any applicable laws (including tax laws).

f)In no event will the total interest and fees, if any, charged under this Agreement exceed the maximum interest rate or total interest and fees permitted by applicable law. In the event any excess interest or fees are collected, the same will be refunded or credited to the Borrower. If the amount of interest payable by the Borrower on any interest payment date is reduced pursuant to this Section 5(f), the amount of interest payable on each succeeding interest payment date shall be increased to the maximum extent permitted by applicable law until the amount of the reduction has been received by the Bank.

6)Prepayments; Breakage Charges

a)The Borrower may repay any Variable Rate Advance at any time, in whole or in part, without penalty.

b)The Borrower may repay any Fixed Rate Advance in whole. The Borrower may not repay any Fixed Rate Advance in part. The Borrower agrees to reimburse the Bank, immediately upon demand, for any loss or cost ("Breakage Costs") that the Bank notifies the Borrower has been incurred by the Bank as a result of (i) any repayment of the principal of a Fixed Rate Advance before the expiration of the Interest Period for the Fixed Rate Advance (whether voluntarily by the Borrower, or as a result of acceleration or demand by the Bank, or otherwise), or (i i) the Borrower's failure to take any Fixed Rate Advance on the date agreed upon, including any loss or cost (including loss of profit or margin) connected with the Bank's re-employment of the amount so prepaid or of those funds acquired by the Bank to fund the Advance not taken on the agreed upon date.

Breakage Costs will be calculated by determining the differential between LIBOR or the UBS Bank USA Fixed Funding Rate, as applicable, on the contract and the prevailing LIBOR or the UBS Bank USA Fixed Funding Rate, as applicable, for a period of time equal to the remainder of the Interest Period, then multiplying such differential, expressed as a daily rate differential (based upon a 360-day year), by the outstanding principal amount of the Fixed Rate Advance (or by the principal amount of the Fixed Rate Advance not taken by the Borrower), and then multiplying the product thereof by the actual number of days remaining in the Interest Period of the Fixed Rate Advance. The Borrower also agrees to promptly pay to the Bank an administrative fee ("Breakage Feel in connection with any permitted or required prepayment. The Breakage Fee will be calculated by multiplying the outstanding principal amount of the Fixed Rate Advance (or the principal amount of Fixed Rate Advance not taken by the Borrower) by two basis points (0.02%) (with a minimum Breakage Fee of $100.00). Any written notice from the Bank as to the amount of the Breakage Costs and/or Breakage Fee will be conclusive absent manifest error.

7)Joint Credit Line Account Agreement; Suspension and Cancellation

a)If more than one Person is signing this Agreement as the "Borrower", each party (a "Joint Borrower") shall be jointly and severally liable for the Credit Line Obligations, regardless of any change in business relations, divorce, legal separation or other legal proceedings, and regardless of any agreement that may affect liabilities between the parties. Except as provided below for the reinstatement of a suspended or cancelled Credit Line, and unless otherwise agreed by the Bank in writing, the Bank may rely on, and each Joint Borrower will be responsible for, requests for Advances, directions, instructions and other information provided to the Bank by any Joint Borrower.

b)Any Joint Borrower may request the Bank to suspend or cancel the Credit Line by sending the Bank a written notice of such request addressed to the Bank at the address shown on the Borrower's periodic Credit Line Account statements. Any such notice will become effective three Business Days after the date that the Bank receives it, and each Joint Borrower will continue

UBS Bank USA

Variable Credit Line Account Number: (if applicable)

	5V	DG

Fixed Credit Line Account Number: (if applicable)

Credit Line Agreement	5F

SS# / TIN
Internal Use Only

to be responsible for paying: (i) the Credit Line Obligations as of the effective date of the notice, and (ii) all Advances that any Joint Borrower has requested but that have not yet become part of the Credit Line Obligations as of the effective date of the notice. No notice will release or in any other way affect the Bank's interest in the Collateral. All subsequent requests to reinstate credit privileges must be signed by all Joint Borrowers comprising the Borrower, including the Joint Borrower that requested the suspension of credit privileges. Any reinstatement will be granted or denied in the sole and absolute discretion of the Bank.

c)All Credit Line Obligations will become immediately due and payable in full as of the effective date of any suspension or cancellation of the Credit Line. The Borrower will be responsible for the payment of all charges incurred on the Advances after such effective date. The Bank will not release any Loan Party from any of the obligations under this Agreement or any related agreement until the Credit Line Obligations have been paid in full and this Agreement has been terminated by the Bank.

8)Collateral; Grant of Security Interest; Set-off

a)To secure payment and performance of the Credit Line Obligations, the Borrower and each other Pledgor assigns, transfers and pledges to the Bank, and grants to the Bank a first priority lien and security interest in, the following assets and rights of the Borrower and each other Pledgor, wherever located and whether owned or existing now or acquired or arising in the future: (i) the Collateral Account; (ii) any and all money, credit balances, certificated and uncertificated securities, security entitlements, commodity contracts, certificates of deposit, instruments, documents, partnership interests, general intangibles, financial assets and other investment property now or in the future credited to or carried, held or maintained in the Collateral Account; (iii) any and all over-the-counter options, futures, foreign exchange, swap or similar contracts between the Borrower and each other Pledgor, on the one hand, and either UBS Financial Services Inc. or any of its affiliates, on the other hand; (iv) any and all accounts of the Borrower and each other Pledgor at the Bank or any of its affiliates; (v) any and all supporting obligations, general intangibles and other rights ancillary or attributable to, or arising in any way in connection with, any of the foregoing; and (vi) any and all interest, dividends, distributions and other proceeds of any of the foregoing, including proceeds of proceeds (collectively, the "Collateral").

b)The Borrower and, if applicable, any other Pledgor on the Collateral Account shall take all actions reasonably requested by the Bank to evidence, maintain and perfect the Bank's first priority security interest in, and to enable the Bank to obtain control over, the Collateral and any additional collateral pledged by the Pledgors to secure any of the Credit Line Obligations, including but not limited to making, executing, recording and delivering to the Bank (and the Borrower authorizes the Bank to file, without the signature of the Borrower or any Pledgor where permitted by applicable law) financing statements and amendments thereto, control agreements, notices, assignments, listings, powers, consents and other documents (regarding the Collateral and the Bank's security interest in the Collateral) in such jurisdictions, and in such forms, as the Bank reasonably may require. Each Loan Party irrevocably authorizes and appoints the Bank to act as the Loan Party's agent and attorney-in-fact and to file any documents, or execute any documents, in the Loan Party's name, with or without designation of authority. Each Loan Party acknowledges that it will be obligated in respect of such documentation as if it had executed the documentation itself.

c)The Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees to maintain in the Collateral Account, at all times, Collateral having an aggregate lending value as specified by the Bank from time to time.

d)The Bank's sole duty as to the custody, safekeeping and physical preservation of any Collateral in its possession will be to deal with the Collateral in the same manner as the Bank deals with similar property held for its own account. The Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees that the Bank will have no responsibility to act on any notice of corporate actions or events provided to holders of securities or other investment property included in the Collateral. The Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees (i) to notify the Bank promptly upon receipt of any communication to holders of the investment property disclosing or proposing any stock split, stock dividend, extraordinary cash dividend, spin-off or other corporate action or event as a result of which the Borrower or Pledgor would receive securities, cash (other than ordinary cash dividends) or other assets in respect of the investment property, and (ii) immediately upon receipt by the Borrower or Pledgor of any of these assets, to cause them to be credited to a Collateral Account or to deliver them to, or as directed by, the Bank as additional Collateral.

e)The Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees that all principal, interest, dividends, distributions, premiums or other income and other payments received by the Bank or credited to the Collateral Account in respect of any Collateral may be held by the Bank as additional Collateral or applied by the Bank to the Credit Line Obligations. The Bank may create a security interest in, and may, at any time and at its option, transfer any securities or other investment property constituting Collateral to, a securities account maintained in its name, or cause the Collateral Account to be redesignated or renamed in the name of the Bank.

f)The Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees that if the Collateral Account has margin features, the margin features will be removed by UBS Financial Services Inc., so long as there is no outstanding margin debit in the Collateral Account.

g)If the Collateral Account permits cash withdrawals in the form of check writing, access card charges, bill payment and/or electronic funds transfer services (for example, Resource Management Accounts®, Business Services Accounts BSA®, Basic Investment Accounts and certain accounts enrolled in UBS Financial Services Inc. Investment Solutions programs), then the Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees that the "Withdrawal Limit" for the Collateral Account, as described in the documentation governing the account, will be reduced on an ongoing basis so that the aggregate lending value of the Collateral remaining in the Collateral Account following any withdrawal will not be less than the amount required pursuant to Section 8(c).

h)In addition to the Bank's security interest, the Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees that the Bank will at all times have a right to set off or apply any or all of the Credit Line Obligations at or after the time at which they become due, whether upon demand, at a stated maturity date, by acceleration or otherwise, against all securities, cash, deposits or other property in the possession of, or at any time held or deposited in any account maintained with, the Bank or any of its affiliates by or for the benefit of the Borrower, whether carried individually or jointly with others and regardless of the currency in which denominated. This right is in addition to, and not in limitation of, any right the Bank may have at law or otherwise.

i)The Bank reserves the right to disapprove any Collateral and to require the Borrower at any time to deposit into the Borrower's Collateral Account additional Collateral in such amount as the Bank requests or to substitute new or additional Collateral for any Collateral that has previously been deposited in the Collateral Account.

9)Control

For the purpose of giving the Bank control over the Collateral Account and in order to perfect the Bank's security interests in the Collateral, the Borrower and each other Pledgor on the Collateral Account consents to, and hereby authorizes, compliance by UBS Financial Services Inc., and by any other securities intermediary or depository institution (each, including UBS Financial Services Inc., being a "Securities Intermediary"), with which any account comprising the Collateral Account is maintained, with entitlement orders and instructions from the Bank (or from any assignee or successor of the Bank) regarding the Collateral Account and any financial assets, cash or other property held therein, without the further consent of the Borrower or any other Pledgor on the Collateral Account. Without limiting the foregoing, the Borrower and each Pledgor on the Collateral Account acknowledges, consents and agrees that, pursuant to a control agreement entered into between the Bank and UBS Financial Services Inc., as Securities Intermediary, to which any account comprising the Collateral Account held by such Securities Intermediary is subject:

a)The Securities Intermediary will comply with entitlement orders originated by the Bank regarding the Collateral Account without further consent from the Borrower or any other Pledgor. The Securities Intermediary will treat all assets credited to the Collateral Account, including money and credit balances, as financial assets for purposes of Article 8 of the Uniform Commercial Code.

b)In order to enable the Borrower and any other Pledgor on the Collateral Account to trade financial assets that are from time to time credited to the Collateral Account, the Securities Intermediary may comply with entitlement orders originated by the Borrower or any other Pledgor on the Collateral Account (or if so agreed by the Bank in writing, by an investment adviser designated by the Borrower or any other Pledgor on the Collateral Account and acceptable to the Bank and the Securities Intermediary) regarding the Collateral Account, but only until such time as the Bank notifies the Securities Intermediary that the Bank is asserting exclusive control over the Collateral Account. After the Securities Intermediary has received such a notice of exclusive control from the Bank and has had a reasonable opportunity to comply with such notice, the Securities Intermediary shall no longer comply with entitlement orders originated by the Borrower or by any other Pledgor (or by any investment adviser designated by the Borrower or any other Pledgor) concerning the Collateral Account. Notwithstanding the foregoing, however, and irrespective of whether it has received any notice of exclusive control, the Securities Intermediary will not comply with any entitlement order originated by the Borrower or any other Pledgor (or by any investment adviser designated by the Borrower or by any other Pledgor) to withdraw any financial assets from the Collateral Account or to pay any money, free credit balance or other amount owing on the Collateral Account (other than cash withdrawals and payments not exceeding the "Withdrawal Limit" as contemplated in Section 8 (g)) without the prior consent of the Bank.

10)Remedies

a)If any of the following events (each, an "Event") occurs:

(i)	the Borrower fails to pay any amount when due under this Agreement;

UBS Bank USA

Variable Credit Line Account Number: (if applicable)

	5V	DG

Fixed Credit Line Account Number: (if applicable)

Credit Line Agreement	5F

SS# / TIN
Internal Use Only

(ii)

the Borrower and/or any other relevant Loan Party fails to maintain sufficient Collateral in the Collateral Account as required by the Bank, or any Guarantor fails to maintain any other collateral as required by the Bank under or in connection with its Guaranty Agreement or denies or attempts to terminate or challenge the validity of any such Guaranty Agreement;

(iii)

the Borrower or any other Loan Party breaches or fails to perform any other covenant, agreement, term or condition that is applicable to it under this Agreement or any related agreement, or any representation or other statement of the Borrower (or any other Loan Party) in this Agreement or in any related agreement is incorrect in any material respect when made or deemed made;

(iv)	the Borrower or any other Loan Party dies or is declared (by appropriate authority) incompetent or of unsound mind or is indicted or convicted of any crime or, if not an individual, ceases to exist;
(v)

any voluntary or involuntary proceeding for bankruptcy, reorganization, dissolution or liquidation or similar action is commenced by or against the Borrower or any other Loan Party, or a trustee in bankruptcy, receiver, conservator or rehabilitator is appointed, or an assignment for the benefit of creditors is made, with respect to the Borrower or any other Loan Party or its property;

(vi)

the Borrower or any Loan Party is insolvent, unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all or any part of its indebtedness, which it would or might otherwise be unable to pay when due, or proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors;

(vii)

the Collateral Account (or any account in which Collateral provided by a Loan Party is maintained) or any portion thereof is terminated, attached or subjected to a levy, or all or any portion of the Collateral is transferred, gifted, assigned or encumbered;

(viii)	the Borrower or any other Loan Party fails to provide promptly all financial and other information that the Bank may request from time to time;
(ix)

any indebtedness of the Borrower or any other Loan Party in respect of borrowed money (including indebtedness guaranteed by the Borrower or any other Loan Party) or in respect of any swap, forward, cap, floor, collar, option or other derivative transaction, repurchase or similar transaction, or any combination of these transactions is not paid when due, or any event or condition causes such indebtedness to become, or permits the holder to declare such indebtedness to be, due and payable prior to its stated maturity;

(x)

final judgment for the payment of money is rendered against Borrower (or any other Loan Party) and, within thirty days from the entry of judgment, has not been discharged or stayed pending appeal, or has not been discharged within thirty days from the entry of a final order of affirmance on appeal;

(xi)

any legal proceeding is instituted or any other event occurs or condition exists that in the Bank's sole judgment calls into question (A) the validity or binding effect of this Agreement or any related agreement or any of the Borrower's (or any other Loan Party's) obligations under this Agreement or under any related agreement, or (B) the ability of the Borrower (or any Loan Party) to perform its obligations under this Agreement or under any related agreement; or

(xii)

the Bank in its sole discretion otherwise deems itself or its security interest in the Collateral insecure, or the Bank believes in good faith that the prospect of payment or other performance by any Loan Party is impaired;

then, the Credit Line Obligations will become immediately due and payable (without demand) and the Bank may, in its sole and absolute discretion, liquidate, withdraw or sell all or any part of the Collateral and apply the same, as well as the proceeds of any liquidation or sale, to any amounts owed to the Bank, including, without limitation, any applicable Breakage Costs and Breakage Fee. The Bank will not be liable to any Loan Party in any way for any adverse consequences (as to tax effects or otherwise) resulting from the liquidation of appreciated or depreciated Collateral. Without limiting the generality of the foregoing, any such sale may be made, in the Bank's sole and absolute discretion, by public sale on any exchange or market where business is then usually transacted or by private sale, and the Bank or any of its affiliates may be the purchaser at any public or private sale. Any Collateral that may decline speedily in value or that customarily is sold on a recognized exchange or market may be sold without providing any Loan Party with prior notice of the sale. Each Loan Party agrees that, as to all other Collateral, two calendar days notice to the Loan Party, sent to its last address shown in the Bank's account records, shall be deemed reasonable notice of the time and place of any public sale or time after which any private sale or other disposition of the Collateral may occur. Any amounts due and not paid on any Advance following an Event will bear interest from the day following the Event until fully paid at a rate per annum equal to the interest rate applicable to the Advance immediately prior to the Event plus 2.00%. In addition to the Bank's rights under in this Agreement, the Bank will have the right to exercise any one or more of the rights and remedies of a secured creditor under the Utah Uniform Commercial Code, as then in effect, or under any other applicable law.

b)Nothing contained in this Section 10 will limit the right of the Bank to demand full or partial payment of the Credit Line Obligations, in its sole and absolute discretion and without cause, at any time, whether or not an Event has occurred or is continuing.

c)All rights and remedies of the Bank under this Agreement are cumulative and are in addition to all other rights and remedies that the Bank may have at law or equity or under any other contract or other writing for the enforcement of the security interest granted herein or the collection of any amount due under this Agreement.

d)Any non-exercise of rights, remedies and powers by the Bank under this Agreement and the other documents delivered in connection with this Agreement shall not be construed as a waiver of any rights, remedies or powers. The Bank fully reserves its rights to invoke any of its rights, remedies and powers at any time it may deem appropriate. No prior demand for full or partial payment, or call for additional collateral or prior notice of the time or place of any sale of Collateral shall be considered a waiver of the Bank's right to liquidate Collateral without prior demand, call or notice.

11)Representations, Warranties and Covenants by the Loan Parties

The Borrower and each other Loan Party (if applicable) makes the following representations, warranties and covenants to the Bank (and the Borrower shall be deemed to have repeated each representation and warranty each time the Borrower requests an Advance):

a)

Except for the Bank's rights under this Agreement and the rights of the Securities Intermediary under any account agreement, the Borrower and each relevant Pledgor owns the Collateral free of any interest, lien or security interest in favor of any third party and free of any impediment to transfer;

b)

Each Loan Party: (i) if a natural Person, is of the age of majority, and if a legal Person, is validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) is authorized to execute and deliver this Agreement and to perform its obligations under this Agreement and any related agreement; (iii) is not an employee benefit plan, as that term is defined by the Employee Retirement Income Security Act of 1974, or an Individual Retirement Credit Line Account (and none of the Collateral is an asset of such a plan or account); and (iv) unless the Loan Party advises the Bank to the contrary, in writing, and provides the Bank with a letter of approval, where required, from its employer, is not an employee or member of any exchange or of any corporation or firm engaged in the business of dealing, either as a broker or as principal, in securities, bills of exchange, acceptances or other forms of commercial paper;

c)

Neither the Borrower nor any Pledgor on the Collateral Account has pledged or will pledge the Collateral or grant a security interest in the Collateral to any party other than the Bank or a Securities Intermediary, or has permitted or will permit the Collateral to become subject to any liens or encumbrances (other than those of the Bank and the Securities Intermediary), during the term of this Agreement;

d)	No Loan Party is in default under any material contract, judgment, decree or order to which it is a party or by which it or its properties may be bound;
e)

Each Loan Party has duly filed and will duly file all tax and information returns required to be filed and has paid and will pay all taxes, fees, assessments and other governmental charges or levies that have or will become due and payable, except to the extent such taxes or other charges or levies are being contested in good faith and are adequately reserved against in accordance with United States GAAP; and each Loan Party is fully in compliance, and shall ensure that it at all remains fully in compliance, with all additional reporting and other requirements arising under any applicable laws;

f)

The Borrower and each relevant Pledgor (i) is and at all times will continue to be the legal and beneficial owner of all assets held in or credited to the Collateral Account or otherwise included in the Collateral, and (ii) does not hold any assets held in or credited to the Collateral Account or otherwise included in the Collateral in trust or subject to any contractual or other restrictions on use that would prevent the use of such assets to (a) repay the Bank or (b) be pledged as Collateral in favor of the Bank. Each Loan Party shall immediately notify the Bank in writing of any and all pending or threatened material litigation and any and all pending or threatened material proceedings before any governmental or regulatory agency immediately after becoming aware of such pending or threatened litigation or proceedings;

UBS Bank USA

Variable Credit Line Account Number: (if applicable)

	5V	DG

Fixed Credit Line Account Number: (if applicable)

Credit Line Agreement	5F

SS# / TIN
Internal Use Only

g)

The execution, delivery and performance by each Loan Party of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and compliance with the provisions of the Loan Documents will not (a) violate any law, regulation, order, judgment or decree binding on such Loan Party, (b) if such Loan Party is a legal Person, violate or conflict with any of its organizational agreements or charter documents, (c) if such Loan Party is a trust, violate any trust instruments or agreements binding on such Loan Party, or (d) conflict with, cause a breach of, constitute a default under, be cause for the acceleration of the maturity of, or create or result in the creation or imposition of any lien, charge or encumbrance (other than in favor of the Bank) on any of its property under any agreement, notice, indenture, instrument or other undertaking to which it is a party;

h)

No order, consent, license, authorization, recording or registration is required in order to authorize, or is required in connection with the execution, delivery and performance of or the legality, validity, binding effect or enforceability of, this Agreement or any other documents or agreements entered into by the Borrower or any other Loan Party in connection with this Agreement (all such documents and agreements, whenever signed or issued, including this Agreement, being the "Loan Documents") or any transactions contemplated herein or therein;

i)

After giving effect to each Advance, and to such Loan Party's obligations (including any contingent obligations) under the Loan Documents, (a) the present fair value of its assets exceeds the total amount of its liabilities (including, without limitation, contingent liabilities), (b) it has capital and assets sufficient to carry on its business, (c) it is not engaged and is not about to engage in a business or transaction, for which its remaining assets are unreasonably small in relation to such business or transaction, and (d) it does not intend to incur, or believe that it will incur, debts beyond its ability to pay as they become due; such Loan Party will not be rendered insolvent by the execution, delivery and performance of this Agreement or by the consummation of the transactions contemplated herein or in other Loan Documents;

j)

The location of such Loan Party's principal residence, if such Loan Party is a natural person, or, if such Loan Party is not a natural person, such Loan Party's jurisdiction of organization or formation, the location of its chief executive office and, if different, the location of its principal place of business, are all accurately set forth in the documents signed by such Loan Party and in the Bank's records;

k)

Each Loan Party shall immediately notify the Bank in writing upon becoming aware of the imposition of any lien, claim, charge or encumbrance on, or any loss of or damage to, any or all of the Collateral;

l)

Each Loan Party shall immediately notify the Bank in writing upon becoming aware of the probable occurrence of any Event, and the Borrower shall promptly furnish to the Bank a detailed statement setting forth the steps being taken by the Borrower to cure the effect thereof;

m)

Each Loan Party, promptly upon request by the Bank, shall execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such pledge agreements, pledge letters, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments, and shall do any and all such further acts, as the Bank may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject the Loan Parties' properties, assets, rights and interests to the Bank's security interests contemplated herein, (iii) perfect and maintain the validity, effectiveness and priority of the Bank's security interest in the Collateral hereunder, and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Bank the rights granted or now or hereafter intended to be granted to the Bank under any Loan Document to which the Loan Party is, or is to become, a party;

n)

No Loan Party nor, to the best knowledge of the Loan Party, any director, officer, agent, employee or affiliate of any Loan Party (i) is currently subject to any economic sanctions or trade embargoes administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, by the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty's Treasury, or any other relevant authority (collectively, "Sanctions"), or (ii) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions; and the Loan Parties will not directly or indirectly use the proceeds of the Credit Line, or lend, contribute or otherwise make available such proceeds to or for the benefit of any Person, for the purpose of financing or supporting, directly or indirectly, the activities of any Person that is currently the subject of Sanctions; and

o)

No Loan Party nor, to the best knowledge of the Loan Party, any affiliate (including any joint venture) of, or director, officer, agent, employee or other Person associated with or acting on behalf of, any Loan Party, in connection with the Credit Line , has (i) used any corporate funds directly or indirectly for any unlawful contribution, gift, entertainment or other unlawful expense; or (ii) made any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value directly or indirectly to or for the benefit of any public official, political party or party candidate, or any third party to benefit any of the foregoing, or to any other Person, if doing so would violate the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the UK Bribery Act of 2010, or the law of any other relevant jurisdiction.

The provisions of this Section 11 shall survive the termination of this Agreement and any other Loan Documents and the repayment of each Credit Line Obligations.

12)Indemnification; Limitation on Liability of the Bank and the Securities Intermediary

The Borrower agrees to indemnify and hold harmless the Bank and the Securities Intermediary, their affiliates and their respective directors, officers, agents and employees against any and all costs, increased costs, documentary taxes, stamp taxes or other taxes, claims, causes of action, liabilities, lawsuits, demands and damages, and any and all court costs and reasonable attorneys' fees, in any way relating to or arising out of or in connection with this Agreement, except to the extent caused by the Bank's or the Securities Intermediary's gross negligence or willful misconduct. The Borrower shall also reimburse the Bank from time to time at the Bank's request for any out-of-pocket expenses incurred by the Bank or any Securities Intermediary in connection with the Collateral and the Bank's security interest therein, including, without limitation, in connection with the enforcement thereof. Neither the Bank nor the Securities Intermediary shall be liable to any party for any consequential damages arising out of any act or omission by either of them with respect to this Agreement or any Advance or Collateral Account. The provisions of this Section 12 shall survive the termination of this Agreement and any other Loan Documents and the repayment of the Credit Line Obligations.

13)Acceptance of Application and Agreement; Applicable Law

THIS APPLICATION AND AGREEMENT WILL BE RECEIVED AND ACCEPTED BY BANK IN THE STATE OF UTAH. DELIVERY OF THE APPLICATION AND AGREEMENT TO THE BORROWER'S FINANCIAL ADVISOR AT UBS FINANCIAL SERVICES INC. SHALL NOT BE CONSIDERED RECEIPT OR ACCEPTANCE BY BANK. ALL DECISIONS MADE BY BANK REGARDING THE CREDIT LINE WILL BE MADE IN UTAH.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF UTAH AND, IN CONNECTION WITH THE CHOICE OF LAW GOVERNING INTEREST, THE FEDERAL LAWS OF THE UNITED STATES, EXCEPT THAT WITH RESPECT TO THE COLLATERAL ACCOUNT AND THE BANK'S SECURITY INTEREST THEREIN, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, THE NEW YORK UNIFORM COMMERCIAL CODE, AND FOR PURPOSES OF THIS AGREEMENT, OF THE COLLATERAL ACCOUNT AND OF THE BANK'S SECURITY INTEREST THEREIN, THE JURISDICTION OF UBS FINANCIAL SERVICES INC. SHALL BE DEEMED TO BE THE STATE OF NEW YORK.

14)Assignment; No Third Party Beneficiaries

This Agreement may not be assigned by the Borrower without the prior written consent of the Bank. This Agreement will be binding upon and inure to the benefit of the heirs, personal representatives, executors, successors and permitted assigns of the Borrower. The Bank may assign this Agreement, and this Agreement will inure to the benefit of the Bank's successors and assigns. Except as may otherwise be expressively provided herein, there are no third party beneficiaries of this Agreement.

15)Amendment

This Agreement may be amended only by the Bank, including, but not limited to, (i) the addition or deletion of any provision of this Agreement and (ii) the amendment of the "Spread Over LIBOR/UBS Bank USA Fixed Funding Rate" in Schedule I to this Agreement, at any time by sending written notice, signed by an authorized officer of the Bank, of an amendment to the Borrower. The amendment shall be effective as of the date established by the Bank. This Agreement may not be amended orally. The Borrower or the Bank may waive compliance with any provision of this Agreement, but any waiver must be in writing and will not be deemed to be a waiver of future compliance with such provision or a waiver of any other provision of this Agreement. The provisions of this Agreement and the other Loan Documents constitute the entire agreement between the Bank and the Borrower with respect to the subject matter hereof and supersede all prior or contemporaneous agreements, proposals, understandings and representations, written or oral, between the parties with respect to the subject matter hereof. This Agreement may not be amended or modified by, and the Bank will not be bound by, any agreement, representation or warranty, whether in writing or otherwise, made by UBS Financial Services Inc. or any other affiliate of the Bank or any of their respective directors, officers, employees, or agents.

UBS Bank USA

Variable Credit Line Account Number: (if applicable)

	5V	DG

Fixed Credit Line Account Number: (if applicable)

Credit Line Agreement	5F

SS# / TIN
Internal Use Only

16)Severability

If any provision of this Agreement is held to be invalid, illegal, void or unenforceable, by reason of any law, rule, administrative order or judicial or arbitral decision, such determination will not affect the validity of the remaining provisions of this Agreement.

17)Choice of Forum; Waiver of Jury Trial

a)ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR FOR THE ENFORCEMENT OF ANY JUDGMENT ENTERED BY ANY COURT REGARDING THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE THIRD JUDICIAL DISTRICT COURT FOR THE STATE OF UTAH OR IN THE UNITED STATES DISTRICT COURT FOR THE STATE OF UTAH. EACH OF THE LOAN PARTIES IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE COURTS OF THE THIRD JUDICIAL DISTRICT COURT FOR THE STATE OF UTAH AND OF THE UNITED STATES DISTRICT COURT FOR THE STATE OF UTAH FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF THE LOAN PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE NOW OR IN THE FUTURE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

b)EACH OF THE LOAN PARTIES (FOR ITSELF, ANYONE CLAIMING THROUGH IT OR IN ITS NAME, AND ON BEHALF OF ITS EQUITY HOLDERS) IRREVOCABLY (i) WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY REGARDING ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND (ii) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED THAT THIS JURY WAIVER WOULD NOT OR MIGHT NOT BE ENFORCED IN THE EVENT OF LITIGATION.

c)Any arbitration proceeding between the Borrower (or any other Loan Party) and the Securities Intermediary, regardless of whether or not based on circumstances related to any court proceedings between the Bank and the Borrower (or the other Loan Party), will not provide a basis for any stay of the court proceedings.

d)Nothing in this Section 17 will be deemed to alter any agreement to arbitrate any controversies which may arise between the Borrower (or any other Loan Party) and UBS Financial Services Inc., its predecessors or its employees, and any claims between the Borrower or The Loan Party, as applicable, and UBS Financial Services Inc. or its employees (whether or not they have acted as agents of the Bank) will be arbitrated as provided in any agreement between the Borrower or the Loan Party, as applicable, and UBS Financial Services Inc.

18)Provisions and Disclosures Applicable in Specified Jurisdictions

a)For residents of Ohio:

The Ohio laws against discrimination require that all creditors make credit equally available to all creditworthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio Civil Rights Commission administers compliance with this law.

b)For residents of Oregon:

NOTICE TO BORROWER: DO NOT SIGN THIS AGREEMENT BEFORE YOU READ IT. THIS AGREEMENT PROVIDES FOR THE PAYMENT OF A PENALTY IF YOU WISH TO REPAY A FIXED RATE ADVANCE PRIOR TO THE DATE PROVIDED FOR REPAYMENT IN THE AGREEMENT.

c)For residents of Vermont

NOTICE TO BORROWER: THE ADVANCES MADE UNDER THIS AGREEMENT ARE DEMAND LOANS AND SO MAY BE COLLECTED BY THE BANK AT ANY TIME. A NEW LOAN MUTUALLY AGREED UPON AND SUBSEQUENTLY ISSUED MAY CARRY A HIGHER OR LOWER RATE OF INTEREST.

NOTICE TO JOINT BORROWER: YOUR SIGNATURE ON THE AGREEMENT MEANS THAT YOU ARE EQUALLY LIABLE FOR REPAYMENT OF THIS LOAN. IF THE BORROWER DOES NOT PAY, THE BANK HAS A LEGAL RIGHT TO COLLECT FROM YOU.

d)For residents of California:

(i)	Any person, whether married, unmarried, or separated, may apply for separate credit.
(ii)

As required by law, you are notified that a negative credit report reflecting on your credit record may be submitted to a credit reporting agency if you fail to fulfill the terms of your credit obligations.

(iii)	The Borrower will notify the Bank, within a reasonable time, of any change in the Borrower's name, address, or employment.
(iv)	The Borrower will not attempt to obtain any Advance if the Borrower knows that the Borrower's credit privileges under the Credit Line have been terminated or suspended.
(v)

The Borrower will notify the Bank by telephone, telegraph, letter, or any other reasonable means that an unauthorized use of the Credit Line has occurred or may occur as the result of the loss or theft of a credit card or other instrument identifying the Credit Line, within a reasonable time after the Borrower's discovery of the loss or theft, and will reasonably assist the Bank in determining the facts and circumstances relating to any unauthorized use of the Credit Line.

19)Account Agreement

Each Loan Party acknowledges and agrees that this Agreement supplements any account agreement(s) between the Loan Party and the Securities Intermediary relating to the Collateral Account and, if applicable, any related account management agreement(s) between the Loan Party and the Securities Intermediary. In the event of a conflict between the terms of this Agreement and any agreement between the Loan Party and the Securities Intermediary, the terms of this Agreement shall prevail.

20)Notices

Unless otherwise required by law or by the express terms of this Agreement, all notices to a Loan Party may be oral or in writing, in the Bank's discretion, and if in writing, may be delivered or mailed by United States mail, by overnight carrier or by telecopy to the address of the Loan Party shown on the records of the Bank. Each Loan Party agrees to send notices to the Bank, in writing, at such address as is provided by the Bank from time to time.

Schedule I to UBS Bank USA Credit Line Agreement
Schedule of Percentage Spreads Over LIBOR or the UBS Bank USA Fixed Funding Rate, as applicable
Aggregate Approved Amount	Spread Over LIBOR/UBS Bank USA Fixed Funding Rate
$55,000 to $99,999	5.500%
$100,000 to $249,999	5.000%
$250,000 to $499,999	3.875%
$500,000 to $999,999	3.375%
$1,000,000 to $2,499,999	2.750%
$2,500,000 to $4,999,999	2.500%
$5,000,000 to $9,999,999	2.000%
$10,000,000 and over	1.750%

UBS Bank USA

Variable Credit Line Account Number: (if applicable)

	5V	DG

Fixed Credit Line Account Number: (if applicable)

Credit Line Agreement	5F

SS# / TIN
Internal Use Only

NOTICE TO CO-SIGNER (Traduccion en Ingles Se Requiere Por La Ley)

You are being asked to guarantee this debt. Think carefully before you do. If the borrower doesn't pay the debt, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility.

You may have to pay to the full amount of the debt if the borrower does not pay. You may also have to pay late fees or collection costs, which increase this amount.

The creditor can collect this debt from you without first trying to collect from the borrower. The creditor can use the same collection methods against you that can be used against the borrower, such as suing you, garnishing your wages, etc. If this debt is ever in default, that fact may become a part of your credit record.

This notice is not the contract that makes you liable for the debt.

AVISO PARA EL FIADOR (Spanish Translation Required By Law)

Se le está pidiendo que garantice esta deuda. Piénselo con cuidado antes de ponerse de acuerdo. Si la persona que ha pedido este préstamo no paga la deuda, usted tendrá que pagarla. Este seguro de que usted podrá pagar si sea obligado a pagarla y de que usted desea aceptar la responsabilidad.

Si la persona que ha pedido at préstamo no paga la deuda, as posible que usted tenga que pagar la suma total de is deuda, mas los cargos por tardarse en el pago o el costo de cobranza, lo cual aumenta el total de esta suma.

El acreedor (financiero) puede cobrarle a usted sin, primeramente, tratar de cobrarle al deudor. Los mismos métodos de cobranza que pueden usarse contra el deudor, podrán usarse contra usted, tales como presentar una demanda en corte, guitar parte de su sueldo, etc. Si alguna vez no se cumpla con la obligación de pagar esta deuda, se puede incluir esa información en la historia de crédito de usted.

Este aviso no as el contrato mismo on que se le echa a usted la responsabilidad de la deuda.

UBS Bank USA
1200 Harbor Boulevard — 5th Floor
Weehawken, NJ 07086
www.ubs.com

November 11th, 2015

Natera, Inc.

201 Industrial Road, Ste. 410

San Carlos, CA 94070

Attn: Mr. Rabinowitz

Re: Credit Line 5V-K6882 in the name of Natera, Inc

Mr. Rabinowitz:

The current variable rate on the above referenced securities backed credit line is 30 day Libor + 65 basis points (0.65%).* The total interest rate as of the date of this letter is 0.846%.*

Please let me know if I can be of any further assistance.

Best regards,

/s/ Trisha Knake

Trisha Knake

Executive Director

UBS Band USA

* Subject to change at any time at the sole discretion of UBS Bank USA

UBS Bank USA is a subsidiary of UBS AG